EXHIBIT 14.1
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                           NATIONAL DATACOMPUTER, INC.
                 CODE OF ETHICS FOR THE CHIEF EXECUTIVE OFFICER
                          AND SENIOR FINANCIAL OFFICERS

            This Code of Ethics applies to the Chief Executive Officer and all senior financial officers, including the Chief Financial Officer and Controller, of National Datacomputer, Inc., a Delaware corporation ("NDI" or the "Company"). The CEO, CFO, Controller and senior financial officers are subject to the following specific policies:

            The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC and in other communications made by NDI. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Audit Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings and in other communications made by NDI and to assist the Audit Committee in fulfilling its responsibilities to ensure that the Company complies with legal rules and regulations governing the preparation and reporting of financial information and public communications, and to enforce this Code of Ethics.

            The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data or
            (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

            The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning any actual or apparent conflicts of interest between personal and professional relationships.

            The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning evidence of a material violation by the Company of the securities or other laws, rules or regulations applicable to the Company.

            The Audit Committee shall report to the Board of Directors any violations of the Code of Ethics by the CEO and the Company's senior financial officers. The Board of Directors shall then determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of such violations. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics and

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            to these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.


     I, John P. Ward, as Chief Executive Officer of National Datacomputer, Inc., hereby certify that I have read the foregoing Code of Ethics, I understand it, and I agree to comply with it in all respects.

                                                      /s/ John P. Ward
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                                                      March 18, 2004

     I, Gerald S. Eilberg, as Chief Financial Officer of National Datacomputer, Inc., hereby certify that I have read the foregoing Code of Ethics, I understand it, and I agree to comply with it in all respects.

                                                      /s/ Gerald S. Eilberg
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                                                      March 18, 2004

     I, Bruna Bucacci , as Controller of National Datacomputer, Inc., hereby certify that I have read the foregoing Code of Ethics, I understand it, and I agree to comply with it in all respects.

                                                      /s/ Bruna Bucacci
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                                                      March 18, 2004



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